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Jill Chapman	McLean, VA 22102
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Kent Landers
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Hilton Reports Second Quarter Results

MCLEAN, VA (July 23, 2025) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its second quarter 2025 results. Highlights include:

•Diluted EPS was $1.84 for the second quarter, and diluted EPS, adjusted for special items, was $2.20

•Net income was $442 million for the second quarter

•Adjusted EBITDA was $1,008 million for the second quarter

•System-wide comparable RevPAR declined 0.5 percent, on a currency neutral basis, for the second quarter compared to the same period in 2024

•Approved 36,200 new rooms for development during the second quarter, bringing our development pipeline to a record 510,600 rooms as of June 30, 2025, up 4 percent compared to June 30, 2024 excluding the impact of acquisitions and strategic partner hotels

•Added 26,100 rooms to our system, resulting in 22,600 net additional rooms for the second quarter, contributing to net unit growth of 7.5 percent from June 30, 2024

•Issued $1.0 billion aggregate principal amount of 5.750% Senior Notes due 2033 in July 2025 (the "July Senior Notes issuance")

•Repurchased 3.2 million shares of Hilton common stock during the second quarter; bringing total capital return, including dividends, to $791 million for the quarter and $1,881 million year to date through July

•Full year 2025 system-wide RevPAR is projected to be flat to an increase of 2.0 percent on a comparable and currency neutral basis compared to 2024; full year net income is projected to be between $1,640 million and $1,682 million; full year Adjusted EBITDA is projected to be between $3,650 million and $3,710 million

•Full year 2025 capital return is projected to be approximately $3.3 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We continued to demonstrate the power of our resilient business model as we delivered strong bottom line results in the quarter, even with modestly negative top line performance given holiday and calendar shifts, reduced government spending, softer international inbound business and broader economic uncertainty. With that being said, we believe the economy in our largest market is set up for better growth over the intermediate term, which should accelerate travel demand and, when paired with low industry supply growth, unlock stronger RevPAR growth. On the development side, we achieved the largest pipeline in our history, and we remain confident in our ability to deliver net unit growth between 6.0 percent and 7.0 percent for the next several years."

For the three months ended June 30, 2025, system-wide comparable RevPAR decreased 0.5 percent compared to the same period in 2024 due to modest occupancy declines, partially mitigated by ADR gains. Management and franchise fee revenues increased 7.9 percent compared to the same period in 2024.

For the six months ended June 30, 2025, system-wide comparable RevPAR increased 1.0 percent compared to the same period in 2024 due to an increase in ADR. Management and franchise fee revenues increased 6.6 percent compared to the same period in 2024.

For the three months ended June 30, 2025, diluted EPS was $1.84 and diluted EPS, adjusted for special items, was $2.20, compared to $1.67 and $1.91, respectively, for the three months ended June 30, 2024. Net income and Adjusted EBITDA were $442 million and $1,008 million, respectively, for the three months ended June 30, 2025, compared to $422 million and $917 million, respectively, for the three months ended June 30, 2024.

For the six months ended June 30, 2025, diluted EPS was $3.07 and diluted EPS, adjusted for special items, was $3.92, compared to $2.71 and $3.44, respectively, for the six months ended June 30, 2024. Net income and Adjusted EBITDA were $742 million and $1,803 million, respectively, for the six months ended June 30, 2025, compared to $690 million and $1,667 million, respectively, for the six months ended June 30, 2024.

Development

In the second quarter of 2025, we opened 221 hotels, totaling 26,100 rooms, resulting in 22,600 net room additions. We continued to expand our luxury and lifestyle brands bringing the portfolio to more than 1,000 hotels across the world. Notable openings included the Sax Paris, LXR Hotels & Resorts, which is the brand's first hotel in the heart of Paris, The Marcus Portrush, Tapestry Collection by Hilton, and the Hotel Astoria Vienna, Curio Collection by Hilton, representing these lifestyle brands' debuts in Northern Ireland and Vienna, Austria, respectively. Building on this momentum, we also signed the NoMad Detroit and NoMad Singapore, further expanding our luxury and lifestyle pipeline. In July 2025, we celebrated the opening of our first LivSmart Studios by Hilton in Tullahoma, Tennessee, as well as the opening of the iconic Waldorf Astoria New York just last week.

We added 36,200 rooms to the development pipeline during the second quarter, and, as of June 30, 2025, our development pipeline totaled 3,636 hotels representing 510,600 rooms throughout 128 countries and territories, including 29 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, nearly half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

In the second quarter of 2025, we used proceeds from borrowings under our senior secured revolving credit facility (the "Revolving Credit Facility"), together with available cash, to repay, at maturity, all $500 million in aggregate principal amount of the 5.375% Senior Notes due May 2025, plus accrued and unpaid interest.

As of June 30, 2025, we had $11.0 billion of debt outstanding, excluding the deduction for unamortized deferred financing costs and discount, with a weighted average interest rate of 4.76 percent. Excluding all finance lease liabilities, we had $10.9 billion of debt outstanding with a weighted average interest rate of 4.75 percent and no material indebtedness that matures prior to April 2027. We believe that we have sufficient sources of liquidity and access to debt financing to address the repayment of all indebtedness that becomes due at or prior to the respective maturity dates. As of June 30, 2025, $290 million of borrowings were outstanding under our $2.0 billion Revolving Credit Facility, which had an available borrowing capacity of $1,618 million after considering $92 million of outstanding letters of credit. In July 2025, we borrowed an additional $225 million under our Revolving Credit Facility and subsequently used a portion of the net proceeds from the July Senior Notes issuance to repay all $515 million of outstanding indebtedness under our Revolving Credit Facility. Total cash and cash equivalents were $448 million as of June 30, 2025, including $77 million of restricted cash and cash equivalents.

In June 2025, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total payment of $36 million, bringing total dividend payments for the year to $73 million. In July 2025, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on September 30, 2025 to holders of record of our common stock as of the close of business on August 29, 2025.

During the three months ended June 30, 2025, we repurchased 3.2 million shares of Hilton common stock at an average price per share of $235.36, for a total of $755 million. During the six months ended June 30, 2025, we repurchased 6.9 million shares of Hilton common stock at an average price per share of $239.39, returning $1,718 million of capital to shareholders, including dividends. Total capital return to shareholders, including dividends year-to-date through July, was $1,881 million.

The number of shares outstanding as of July 18, 2025 was 235.2 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the second quarter but do not include the effects of potential share repurchases thereafter.

Full Year 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to be flat to an increase of 2.0 percent compared to 2024.
•Diluted EPS is projected to be between $6.82 and $6.99.
•Diluted EPS, adjusted for special items, is projected to be between $7.83 and $8.00.
•Net income is projected to be between $1,640 million and $1,682 million.
•Adjusted EBITDA is projected to be between $3,650 million and $3,710 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.3 billion.
•General and administrative expenses are projected to be between $420 million and $430 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent.

Third Quarter 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to be flat to modestly down compared to the third quarter of 2024.
•Diluted EPS is projected to be between $1.89 and $1.95.
•Diluted EPS, adjusted for special items, is projected to be between $1.98 and $2.04.
•Net income is projected to be between $453 million and $467 million.
•Adjusted EBITDA is projected to be between $935 million and $955 million.

Conference Call

Hilton will host a conference call to discuss second quarter of 2025 results on July 23, 2025 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 2907103. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 2729714.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 24 world-class brands comprising more than 8,800 properties and over 1.3 million rooms, in 139 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 226 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Franchise and licensing fees	$745	$689	$1,370	$1,260
Base and other management fees	97	93	185	199
Incentive management fees	75	68	147	138
Ownership	332	337	566	592
Other revenues	77	71	123	121
	1,326	1,258	2,391	2,310
Cost reimbursement revenues	1,811	1,693	3,441	3,214
Total revenues	3,137	2,951	5,832	5,524

Expenses
Ownership	286	298	525	545
Depreciation and amortization	43	34	84	70
General and administrative	109	113	203	217
Other expenses	26	37	52	67
	464	482	864	899
Reimbursed expenses	1,895	1,744	3,654	3,374
Total expenses	2,359	2,226	4,518	4,273

Gain on sales of assets, net	—	—	—	7

Operating income	778	725	1,314	1,258

Interest expense	(151)	(141)	(296)	(272)
Gain (loss) on foreign currency transactions	(1)	(1)	1	(2)
Other non-operating income (loss), net	3	8	20	(28)

Income before income taxes	629	591	1,039	956

Income tax expense	(187)	(169)	(297)	(266)

Net income	442	422	742	690
Net income attributable to redeemable and nonredeemable noncontrolling interests	(2)	(1)	(2)	(4)
Net income attributable to Hilton stockholders	$440	$421	$740	$686

Weighted average shares outstanding:
Basic	237	249	239	251
Diluted	239	252	241	253

Earnings per share:
Basic	$1.85	$1.69	$3.10	$2.74
Diluted	$1.84	$1.67	$3.07	$2.71

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2025	vs. 2024		2025	vs. 2024	2025	vs. 2024

System-wide	74.4%	(0.5)%	pts.	$163.78	0.2%	$121.79	(0.5)%

Region
U.S.	75.8%	(1.0)%	pts.	$173.61	(0.2)%	$131.66	(1.5)%
Americas (excluding U.S.)	69.5	(0.5)		152.14	4.5	105.81	3.8
Europe	77.2	0.8		177.64	0.9	137.16	2.0
Middle East & Africa	70.8	7.2		189.12	(0.9)	133.85	10.3
Asia Pacific	68.1	(0.3)		101.61	0.8	69.21	0.3

Brand(1)
Waldorf Astoria Hotels & Resorts	65.3%	4.5%	pts.	$463.61	1.3%	$302.66	8.8%
Conrad Hotels & Resorts	74.7	0.8		278.70	2.2	208.15	3.3
LXR Hotels & Resorts	57.6	6.7		427.01	(2.2)	245.88	10.7
Canopy by Hilton	76.9	1.4		235.36	(2.0)	181.06	(0.2)
Hilton Hotels & Resorts	72.7	0.1		197.02	0.8	143.21	0.9
Curio Collection by Hilton	74.8	2.6		246.87	0.4	184.56	4.0
DoubleTree by Hilton	71.2	(0.5)		149.30	0.4	106.31	(0.3)
Tapestry Collection by Hilton	71.5	(0.1)		193.17	1.4	138.18	1.2
Embassy Suites by Hilton	77.3	(1.3)		190.51	(0.8)	147.18	(2.5)
Motto by Hilton	85.6	2.7		242.38	0.3	207.58	3.5
Hilton Garden Inn	73.7	(0.7)		147.50	(0.8)	108.63	(1.8)
Hampton by Hilton	74.2	(1.1)		134.90	(0.5)	100.10	(1.9)
Tru by Hilton	75.7	(0.8)		133.49	(1.5)	101.09	(2.5)
Homewood Suites by Hilton	81.6	(1.0)		164.14	(0.6)	133.95	(1.8)
Home2 Suites by Hilton	79.0	(1.1)		141.86	—	112.05	(1.4)

Segment
Management and franchise	74.3%	(0.6)%	pts.	$162.84	0.1%	$120.99	(0.6)%
Ownership(2)	79.8	2.5		237.12	3.4	189.18	6.7

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2025	vs. 2024		2025	vs. 2024	2025	vs. 2024

System-wide	70.7%	—%	pts.	$159.45	1.0%	$112.68	1.0%

Region
U.S.	71.9%	(0.3)%	pts.	$169.51	0.7%	$121.82	0.2%
Americas (excluding U.S.)	67.1	—		151.63	5.9	101.80	6.0
Europe	70.9	0.8		159.54	1.4	113.13	2.5
Middle East & Africa	70.5	4.8		198.08	2.1	139.69	9.5
Asia Pacific	66.2	0.3		102.52	—	67.84	0.4

Brand(1)
Waldorf Astoria Hotels & Resorts	64.4%	4.6%	pts.	$477.45	4.3%	$307.64	12.3%
Conrad Hotels & Resorts	73.5	1.6		279.39	2.2	205.48	4.5
LXR Hotels & Resorts	52.8	4.1		406.50	(0.3)	214.76	8.1
Canopy by Hilton	72.5	2.3		225.84	(0.3)	163.69	3.0
Hilton Hotels & Resorts	69.5	0.5		193.40	1.5	134.46	2.2
Curio Collection by Hilton	71.6	3.0		240.22	0.7	171.91	5.1
DoubleTree by Hilton	67.5	(0.1)		144.86	1.0	97.84	0.8
Tapestry Collection by Hilton	66.8	0.7		184.06	1.7	122.88	2.7
Embassy Suites by Hilton	74.0	(0.8)		187.12	0.4	138.55	(0.7)
Motto by Hilton	81.2	3.4		207.32	1.4	168.44	5.8
Hilton Garden Inn	69.5	—		142.18	(0.1)	98.85	(0.1)
Hampton by Hilton	69.9	(0.6)		129.76	0.1	90.68	(0.7)
Tru by Hilton	71.4	—		128.60	(0.5)	91.78	(0.5)
Homewood Suites by Hilton	78.5	(0.4)		158.69	—	124.64	(0.4)
Home2 Suites by Hilton	76.0	(0.3)		138.07	0.7	104.88	0.3

Segment
Management and franchise	70.6%	—%	pts.	$158.72	0.9%	$112.11	0.9%
Ownership(2)	73.7	1.5		218.96	3.5	161.47	5.7
____________
(1)Excludes brands for which a significant number of the hotels were designated as non-comparable hotels as of the end of the period so as to make comparative statistics for such brand not meaningful.
(2)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2025

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	34	8,759	—	—	36	9,222
Conrad Hotels & Resorts	1	164	43	13,990	4	2,496	48	16,650
LXR Hotels & Resorts	—	—	7	1,155	9	1,584	16	2,739
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	4	2,797	—	—	4	2,797
Canopy by Hilton	—	—	12	2,033	33	5,912	45	7,945
Hilton Hotels & Resorts	43	14,660	302	128,490	267	81,688	612	224,838
Curio Collection by Hilton	—	—	27	6,526	157	28,482	184	35,008
Graduate by Hilton	—	—	—	—	35	5,883	35	5,883
DoubleTree by Hilton	—	—	168	45,275	539	112,998	707	158,273
Tapestry Collection by Hilton	—	—	5	690	168	19,539	173	20,229
Embassy Suites by Hilton	—	—	39	10,309	230	51,760	269	62,069
Tempo by Hilton	—	—	1	661	3	563	4	1,224
Motto by Hilton	—	—	—	—	8	1,727	8	1,727
Hilton Garden Inn	—	—	127	24,975	960	135,552	1,087	160,527
Hampton by Hilton	—	—	53	8,550	3,085	343,653	3,138	352,203
Tru by Hilton	—	—	14	1,565	304	29,525	318	31,090
Spark by Hilton	—	—	—	—	172	15,220	172	15,220
Homewood Suites by Hilton	—	—	8	1,020	540	61,950	548	62,970
Home2 Suites by Hilton	—	—	2	210	811	88,654	813	88,864
Strategic partner hotels(2)	—	—	—	—	467	22,251	467	22,251
Other(3)	—	—	3	1,087	14	3,542	17	4,629
Total hotels	46	15,287	850	258,183	7,806	1,012,979	8,702	1,286,449
Hilton Grand Vacations(4)	—	—	—	—	105	18,430	105	18,430
Total system	46	15,287	850	258,183	7,911	1,031,409	8,807	1,304,879

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	182	79,589	5,879	754,557	6,061	834,146
Americas (excluding U.S.)	1	405	71	18,378	411	54,045	483	72,828
Europe	37	10,662	111	28,184	708	87,267	856	126,113
Middle East & Africa	3	1,376	111	30,611	37	5,749	151	37,736
Asia Pacific	5	2,844	375	101,421	771	111,361	1,151	215,626
Total hotels	46	15,287	850	258,183	7,806	1,012,979	8,702	1,286,449
Hilton Grand Vacations(4)	—	—	—	—	105	18,430	105	18,430
Total system	46	15,287	850	258,183	7,911	1,031,409	8,807	1,304,879
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2025	2024	$	%
Capital expenditures for property and equipment(1)	$23	$15	8	53.3
Capitalized software costs(2)	20	23	(3)	(13.0)
Total capital expenditures	43	38	5	13.2
Contract acquisition costs, net of refunds	42	40	2	5.0
Total capital expenditures and contract acquisition costs	$85	$78	7	9.0

	Six Months Ended
	June 30,		Increase / (Decrease)
	2025	2024	$	%
Capital expenditures for property and equipment(1)	$42	$31	11	35.5
Capitalized software costs(2)	41	41	—	—
Total capital expenditures	83	72	11	15.3
Contract acquisition costs, net of refunds	72	77	(5)	(6.5)
Total capital expenditures and contract acquisition costs	$155	$149	6	4.0
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $10 million and $5 million for the three months ended June 30, 2025 and 2024, respectively, and $22 million and $13 million for the six months ended June 30, 2025 and 2024, respectively. Excludes expenditures for FF&E replacement reserves of $19 million and $13 million for the three months ended June 30, 2025 and 2024, respectively, and $32 million and $24 million for the six months ended June 30, 2025 and 2024, respectively.
(2)Includes $18 million and $21 million of expenditures that were reimbursed to us by third parties for the three months ended June 30, 2025 and 2024, respectively, and $38 million for both the six months ended June 30, 2025 and 2024.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income attributable to Hilton stockholders, as reported	$440	$421	$740	$686
Diluted EPS, as reported	$1.84	$1.67	$3.07	$2.71
Special items:
Cost reimbursement revenues(1)	$(1,811)	$(1,693)	$(3,441)	$(3,214)
Reimbursed expenses(1)	1,895	1,744	3,654	3,374
Loss on debt guarantees(2)	—	3	—	50
FF&E replacement reserves	19	13	32	24
Gain on sales of assets, net	—	—	—	(7)
Tax-related adjustments(3)	1	(4)	3	(4)
Other adjustments(4)	11	15	21	20
Total special items before taxes	115	78	269	243
Income tax expense on special items	(28)	(18)	(64)	(58)
Total special items after taxes	$87	$60	$205	$185

Net income, adjusted for special items	$527	$481	$945	$871
Diluted EPS, adjusted for special items	$2.20	$1.91	$3.92	$3.44
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts include losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(3)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(4)Amounts for the three and six months ended June 30, 2025 include expected future credit losses on financing receivables, which were recognized in other non-operating income (loss), net. Amounts for the six months ended June 30, 2025 and for the three and six months ended June 30, 2024 include restructuring costs related to certain leased hotels which were recognized in ownership expenses. Amounts for the three and six months ended June 30, 2024 also include transaction costs resulting from the amendment of our senior secured term loan facility (the "Term Loans") in June 2024 which were recognized in other non-operating income (loss), net. Amount for the six months ended June 30, 2024 also includes transaction costs incurred for acquisitions which were recognized in general and administrative expenses. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates which were recognized in other non-operating income (loss), net and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$442	$422	$742	$690
Interest expense	151	141	296	272
Income tax expense	187	169	297	266
Depreciation and amortization expenses	43	34	84	70
Gain on sales of assets, net	—	—	—	(7)
Loss (gain) on foreign currency transactions	1	1	(1)	2
Loss on debt guarantees(1)	—	3	—	50
FF&E replacement reserves	19	13	32	24
Share-based compensation expense	55	55	91	96
Amortization of contract acquisition costs	13	13	27	25
Cost reimbursement revenues(2)	(1,811)	(1,693)	(3,441)	(3,214)
Reimbursed expenses(2)	1,895	1,744	3,654	3,374
Other adjustments(3)	13	15	22	19
Adjusted EBITDA	$1,008	$917	$1,803	$1,667
____________
(1)Amounts include losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amounts for the three and six months ended June 30, 2025 include expected future credit losses on financing receivables. Amounts for the six months ended June 30, 2025 and for the three and six months ended June 30, 2024 include restructuring costs related to certain leased hotels. Amounts for the three and six months ended June 30, 2024 also include transaction costs resulting from the amendment of our Term Loans. Amount for the six months ended June 30, 2024 also includes transaction costs incurred for acquisitions. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Total revenues, as reported	$3,137	$2,951	$5,832	$5,524
Add: amortization of contract acquisition costs	13	13	27	25
Less: cost reimbursement revenues(1)	(1,811)	(1,693)	(3,441)	(3,214)
Total revenues, as adjusted	$1,339	$1,271	$2,418	$2,335

Net income	$442	$422	$742	$690
Net income margin	14.1%	14.3%	12.7%	12.5%

Adjusted EBITDA	$1,008	$917	$1,803	$1,667
Adjusted EBITDA margin	75.2%	72.2%	74.6%	71.4%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	June 30,	December 31,
	2025	2024
Long-term debt, including current maturities	$10,944	$11,151
Add: unamortized deferred financing costs and discount	78	85
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	11,022	11,236
Less: cash and cash equivalents	(371)	(1,301)
Less: restricted cash and cash equivalents	(77)	(75)
Net debt	$10,574	$9,860

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2025	2024	2024	2025
Net income	$742	$690	$1,539	$1,591
Interest expense	296	272	569	593
Income tax expense	297	266	244	275
Depreciation and amortization expenses	84	70	146	160
Loss (gain) on sales of assets, net	—	(7)	(5)	2
Loss (gain) on foreign currency transactions	(1)	2	12	9
Loss on debt guarantees(1)	—	50	50	—
FF&E replacement reserves	32	24	57	65
Share-based compensation expense	91	96	176	171
Amortization of contract acquisition costs	27	25	50	52
Cost reimbursement revenues(2)	(3,441)	(3,214)	(6,428)	(6,655)
Reimbursed expenses(2)	3,654	3,374	6,985	7,265
Other adjustments(3)	22	19	34	37
Adjusted EBITDA	$1,803	$1,667	$3,429	$3,565

Long-term debt				$10,944
Long-term debt to net income ratio				6.9

Net debt				$10,574
Net debt to Adjusted EBITDA ratio				3.0
____________
(1)Amounts include losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amount for the six months ended June 30, 2025 includes expected future credit losses on financing receivables. Amounts for the six months ended June 30, 2024 and year ended December 31, 2024 include transaction costs resulting from the amendment of our Term Loans in June 2024 and transaction costs incurred for acquisitions. Amount for the year ended December 31, 2024 also includes losses for the full or partial settlement of certain pension plans. Amounts for all periods include restructuring costs related to certain leased hotels, net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	September 30, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$451	$465
Diluted EPS(1)	$1.89	$1.95
Special items(2):
FF&E replacement reserves	$23	$23
Other adjustments	2	2
Total special items before taxes	25	25
Income tax expense on special items	(4)	(4)
Total special items after taxes	$21	$21

Net income, adjusted for special items	$472	$486
Diluted EPS, adjusted for special items(1)	$1.98	$2.04

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,633	$1,675
Diluted EPS(1)	$6.82	$6.99
Special items(2):
Cost reimbursement revenues	$(3,441)	$(3,441)
Reimbursed expenses	3,654	3,654
FF&E replacement reserves	73	73
Tax related adjustments	3	3
Other adjustments	24	24
Total special items before taxes	313	313
Income tax expense on special items	(71)	(71)
Total special items after taxes	$242	$242

Net income, adjusted for special items	$1,875	$1,917
Diluted EPS, adjusted for special items(1)	$7.83	$8.00
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	September 30, 2025
	Low Case	High Case
Net income	$453	$467
Interest expense	158	158
Income tax expense	193	199
Depreciation and amortization expenses	42	42
FF&E replacement reserves	23	23
Share-based compensation expense	49	49
Amortization of contract acquisition costs	14	14
Other adjustments(1)	3	3
Adjusted EBITDA	$935	$955

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income	$1,640	$1,682
Interest expense	619	619
Income tax expense	680	698
Depreciation and amortization expenses	166	166
Gain on foreign currency transactions	(1)	(1)
FF&E replacement reserves	73	73
Share-based compensation expense	177	177
Amortization of contract acquisition costs	55	55
Cost reimbursement revenues	(3,441)	(3,441)
Reimbursed expenses	3,654	3,654
Other adjustments(1)	28	28
Adjusted EBITDA	$3,650	$3,710
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2025, which is calculated as the six months ended June 30, 2025 plus the year ended December 31, 2024 less the six months ended June 30, 2024. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures, and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: were active and operating in our system for at least one full calendar year, were open January 1st of the previous year and that (i) have not undergone a change in brand or ownership type during the current or comparable periods, (ii) have not undergone large-scale capital projects, sustained substantial property damage or encountered business interruption or (iii) for which comparable results were otherwise not available. We exclude strategic partner hotels from our comparable hotels. Of the 8,702 hotels in our system as of June 30, 2025, 467 hotels were strategic partner hotels and 6,425 hotels were classified as comparable hotels. Our 1,810 non-comparable hotels as of June 30, 2025 included (i) 947 hotels that were added to our system after January 1, 2024 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 863 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available for them.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of June 30, 2025, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2025 and 2024 use foreign currency exchange rates for the three and six months ended June 30, 2025, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.